Exhibit 99.1

	CONTACT:	Michael Gallant
508-293-6357
FOR IMMEDIATE RELEASE		gallant_michael@emc.com

EMC ANNOUNCES EXECUTIVE MANAGEMENT

APPOINTMENTS

HOPKINTON, Mass. – March 5, 2007 – EMC Corporation, the world leader in information infrastructure solutions, announced today that Vice Chairman Bill Teuber will expand his responsibilities to include leadership of the company’s Customer Operations, its worldwide sales and distribution organization. Teuber assists EMC Chairman, President and CEO Joe Tucci in the day-to-day management of EMC, and he formerly served as EMC’s Chief Financial Officer for nearly 10 years before being named Vice Chairman in May 2006.

EMC also announced today that Bill Scannell, a 20-year EMC veteran who heads up sales for the Americas, has been promoted to Executive Vice President of Global Sales Programs in addition to heading up sales for the Americas. Scannell will report to Teuber, as will Rainer Erlat, EMC President of Europe, Middle East and Africa, and Steve Leonard, EMC President of Asia Pacific and Japan. Additionally, Senior Vice Presidents Mike DeCesare and Balaji Yelamanchili have been named co-General Managers for EMC’s Content Management and Archive business reporting directly to Joe Tucci. Yelamanchili is responsible for product management and development, and DeCesare is responsible for field operations.

Today’s appointments were made in advance of the departure of David DeWalt, Executive Vice President and President, Customer Operations and Content Management and Archive, who is expected to accept an opportunity as CEO of a company that does not compete with EMC.

Tucci said, “We have built one of the deepest senior executive teams in the IT business, as evidenced by these management appointments today. Bill Teuber is extremely well prepared to assume leadership of our worldwide sales and distribution organization and already spends nearly half of his time with EMC customers. Collectively, this group forms a powerful team with a long track record of proven success. David’s departure is very amicable. We thank him for his contributions over the past three years and wish him well.

“EMC has great momentum going into 2007, and we are well positioned for an excellent year,” continued Tucci. “In addition, as reported, we have set in motion a process to unlock for our shareholders more of the value of VMware, an EMC company that is one of the fastest-growing businesses in the history of the software industry, through a planned initial public offering later this year.”

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

EMC is a registered trademark of EMC Corporation. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.